UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-36085	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

+44 2079 251964

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNHI	New York Stock Exchange
3.850% Notes due 2027	CNHI27	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2024, CNH Industrial N.V. (the “Company”) announced that it is reducing the size of and realigning its senior leadership team. As part of this realignment, the Company announced that Kevin Barr resigned as Chief Human Resources Officer effective as of January 9, 2024, but will remain with the Company as a senior leadership advisor through December 31, 2024 (“Term Date”), unless terminated earlier. Mr. Barr will report directly to the Company’s Chief Executive Officer. Mr. Barr and the Company have also agreed to amend Mr. Barr’s employment agreement, effective as of January 9, 2024, to provide, among other things, that Mr. Barr’s eligibility for any bonuses for fiscal 2024 will be at the discretion of the Company’s Chief Executive Officer; that Mr. Barr will not be eligible to receive any long-term incentive awards or equity awards after April 30, 2023; and any performance share units or restricted stock units which vest prior to or on April 30, 2025 will vest subject to the payment schedule in the applicable award agreement and/or plan document if Mr. Barr remains employed with the Company through the Term Date or is terminated by the Company before the Term Date without Cause (as defined in Mr. Barr’s employment agreement). Mr. Barr’s amended employment agreement also provides that he will be eligible to receive his base salary through December 31, 2024 if he experiences a Qualifying Termination (as defined in Mr. Barr’s employment agreement) other than in connection with a Change of Control (as defined in Mr. Barr’s employment agreement) prior to December 31, 2024. The foregoing summary of Mr. Barr’s amended employment agreement is qualified in its entirety by reference to the Amendment to Mr. Barr’s Employment Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated by reference.

Upon Mr. Barr’s resignation, Ms. Kelly Manley has been appointed as the Company’s Chief Human Resources Officer effective January 9, 2024. Ms. Manley, age 49, first joined CNH in 2021 as Chief Diversity & Inclusion, Sustainability and Transformation Officer becoming a member of the Company’s Global Leadership Team. has more than 20 years of experience in people development, organizational design and employee engagement across a range of industries including manufacturing, non-profit, technology and public relations, much of which she gained through roles of increasing responsibility with Fiat Chrysler Automobiles (FCA), now Stellantis. She joined CNH Industrial in 2021 as Chief Diversity & Inclusion, Sustainability and Transformation Officer. Prior to joining CNH Industrial, Ms. Manley served as Vice President of Global Talent, Leadership & Learning, where she drove the talent strategy across the then Fiat Chrysler Automobiles (FCA) group and led a number of organizational transformations which included acting as the Talent Executive Lead for the most recent merger of FCA and PSA, forming Stellantis. Her past global HR leadership roles within the former FCA organization include Diversity & Inclusion, Talent Management, Talent Acquisition, HR Systems and Shared Services, and lead HR Business Partner roles in the Industrial, Commercial and Corporate Staffs areas. No stranger to corporate transformation, Ms. Manley joined the then DaimlerChrysler in 2005 and led the international human resources responsibilities in the separation of the two companies. Ms. Manley holds a master’s degree in Industrial-Organizational Psychology from the University of Detroit Mercy and a bachelor’s degree in Psychology from William Tyndale College, both in the United States. She has received accreditations from Thunderbird and the Gestalt Institute’s International Organization Systems Program. Ms. Manley is a certified executive coach through the Institute for Professional Excellence in Coaching (iPEC).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amendment to Kevin Barr Employment Agreement

Exhibit 99.1	Press release, January 9, 2024, titled: “CNH streamlines Senior Leadership structure”

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL N.V.

	By:	/s/ Roberto Russo
	Name:	Roberto Russo
	Title:	Chief Legal and Compliance Officer

Date: January 12, 2024